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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                   _________________________________________

                                    FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(B) OR (G) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                   _________________________________________

                        Commission File Number 1-13159

                                 ENRON CORP.
             (Exact name of registrant as specified in its charter)

                 OREGON                                 47-0255140
  (State of incorporation or organization)  (I.R.S. Employer Identification No.)


                               1400 SMITH STREET
                              HOUSTON, TEXAS 77002
                    (Address of principal executive offices)
                   _________________________________________

If this Form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

If this Form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

Securities Act registration statement file number to which this form relates:
333-83549

                          Securities to be registered
                     pursuant to Section 12(b) of the Act:

        Title of each class                   Name of each exchange on which
        to be so registered:                  each class is to be so registered:

      ___% Exchangeable Notes                 New York Stock Exchange
      due _____________, 2002


                          Securities to be registered
                     pursuant to Section 12(g) of the Act:

                                      None
                                (Title of Class)

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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1.   DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         See "Description of the Exchangeable Notes" in the Prospectus contained in the Registration Statement on Form S-3 (File No. 333-83549), as amended, initially filed by the Registrant on July 23, 1999 pursuant to the Securities Act of 1933, as amended. Such prospectus, in the form in which it is so filed, shall be deemed to be incorporated herein by reference.

ITEM 2.   EXHIBITS.

         1. Indenture dated as of November 1, 1985, between Enron Corp. and Harris Trust and Savings Bank (incorporated by reference to Form T-3 Application for Qualification of Indentures under the Trust Indenture Act of 1939 (File No. 22-14390) filed October 24, 1985).

         2. First Supplemental Indenture dated as of December 1, 1995, between Enron Corp. and Harris Trust and Savings Bank (incorporated by reference to Exhibit 4(b) to Registration Statement on Form S-3 filed by Enron Corp. on November 8,
                 1995).

         3. Supplemental Indenture dated as of May 8, 1997 by and among Enron Corp., Enron Oregon Corp. and Harris Trust and Savings Bank (incorporated by reference to Exhibit 4.02 to Post-Effective Amendment No. 1 to Registration Statement on Form S-3 filed by Enron Corp. (File No. 33-60417)).

         4. Third Supplemental Indenture dated as of September 1, 1997 between Enron Corp. and Harris Trust and Savings Bank (incorporated by reference to Exhibit 4.03 to Registration Statement on Form S-3 (File No. 333-35549) filed by Enron Corp.)

         5. Form of Fourth Supplemental Indenture between Enron Corp. and Harris Trust and Savings Bank, including form of ___% Exchangeable Note due ________________, 2002 (incorporated by reference to Exhibit 4.05 to Amendment No. 1 to Registration Statement on Form S-3 (File No. 333-83549) filed by Enron Corp.).


                                   SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                        ENRON CORP.



                                        By: /s/ MARK E. KOENIG
                                           -------------------------------------
                                        Name:   Mark E. Koenig
                                        Title:  Executive Vice President

Date: August 5, 1999




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